EXHIBIT 99.2

Omnicare, Inc.

Offer to Exchange

Series B 4.00% Trust Preferred Income Equity Redeemable Securities (PIERS)

of Omnicare Capital Trust II and an Exchange Fee

for any and all of the Outstanding

4.00% Trust Preferred Income Equity Redeemable Securities (PIERS)

of Omnicare Capital Trust I

(CUSIP No. 68214L201)

THE EXCHANGE OFFER (AS HEREINAFTER DEFINED) WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MARCH 7, 2005 OR SUCH LATER TIME AND DATE TO WHICH THE EXCHANGE OFFER IS EXTENDED (SUCH TIME AND DATE, THE “EXPIRATION DATE”). TENDERED OLD TRUST PIERS MAY BE WITHDRAWN AT ANY TIME ON OR PRIOR TO THE EXPIRATION DATE, BUT NOT THEREAFTER.

February 7, 2005

TO DTC PARTICIPANTS, INCLUDING BROKERS, DEALERS, COMMERCIAL BANKS, TRUST COMPANIES AND OTHER NOMINEES:

We have been appointed by Omnicare, Inc. (the “Company”), a Delaware corporation, to act as Dealer Manager (the “Dealer Manager”) in connection with the offer to exchange (the “Exchange Offer”) $50 in liquidation amount of Series B 4.00% Trust Preferred Income Equity Redeemable Securities of Omnicare Capital Trust II (the “New Trust PIERS”) plus an exchange fee of $0.125 per $50 liquidation amount of New Trust PIERS (the “Exchange Fee”), upon the terms and subject to the conditions set forth in the preliminary prospectus, dated February 7, 2005 (as amended or supplemented from time to time, the “Exchange Offer Prospectus”) of the Company and in the accompanying Letter of Transmittal (the “Letter of Transmittal”), for each $50 liquidation amount of Omnicare Capital Trust I’s 4.00% Trust Preferred Income Equity Redeemable Securities, CUSIP No. 68214L201 (the “Old Trust PIERS”). Each New Trust PIERS represents an undivided beneficial interest in Omnicare Capital Trust II, which assets will consist solely of new convertible subordinated debentures issued by the Company. All capitalized terms used herein and not defined herein shall have the meaning ascribed to them in the Exchange Offer Prospectus.

For your information and for forwarding to your clients for whom you hold Old Trust PIERS registered in your name or in the name of your nominee, we are enclosing the following documents:

1. Preliminary prospectus dated February 7, 2005;

2. The Letter of Transmittal for your use and for the information of your clients; and

3. A form of letter which may be sent to your clients for whose accounts you hold Old Trust PIERS in your name or in the name of your nominee with space provided for obtaining such clients’ instructions with regard to the Exchange Offer.

Your prompt action is requested. The Exchange Offer will expire at 12:00 midnight, New York City time on March 7, 2005, unless extended or earlier terminated. Old Trust PIERS tendered pursuant to the Exchange Offer may be withdrawn at any time prior to the Expiration Date.

To participate in the Exchange Offer, a duly executed and properly completed Letter of Transmittal (or facsimile thereof), or an electronic confirmation pursuant to The Depository Trust Company’s ATOP system, with any required signature guarantees and any other required documents, should be sent to the Exchange Agent, all in accordance with the instructions set forth in the Letter of Transmittal and the Exchange Offer Prospectus.

The Company has not authorized anyone to make a recommendation to holders as to whether to tender or refrain from tendering in the Exchange Offer.

The Company will not pay any fees or commissions to any broker or dealer or other person, other than the Dealer Manager, D.F. King & Co., Inc. (the “Information Agent”) and the Depositary, as described in the Exchange Offer Prospectus, in connection with the solicitation of tenders of Old Trust PIERS pursuant to the Exchange Offer. However, the Company will reimburse brokers, dealers, commercial banks and trust companies for customary mailing and handling expenses incurred by them in forwarding material to their customers.

The Company will pay or cause to be paid all transfer taxes applicable to the exchange of Old Trust PIERS pursuant to the Exchange Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

Questions and requests for assistance should be addressed to the Information Agent or Dealer Manager, at their respective addresses and telephone numbers set forth on the back cover of the enclosed Exchange Offer Prospectus. Requests for additional copies of the enclosed materials should be directed to the Information Agent at the telephone numbers set forth on the back cover of the enclosed Exchange Offer Prospectus. Such additional copies will be furnished promptly at the Company’s expenses.

Very truly yours,

Lehman Brothers

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS IS INTENDED TO (I) CONSTITUTE YOU OR ANY OTHER PERSON AS THE AGENT OF THE COMPANY, THE DEALER MANAGER, THE INFORMATION AGENT OR THE DEPOSITARY, OR ANY OF THEIR AFFILIATES, (II) AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENT ON THEIR BEHALF OTHER THAN STATEMENTS EXPRESSLY MADE IN THE EXCHANGE OFFER PROSPECTUS OR THE LETTER OF TRANSMITTAL OR (III) USE ANY OF THE EXCHANGE OFFER DOCUMENTS ENCLOSED HEREIN IN CONNECTION WITH THE OFFER OTHER THAN THE PURPOSES DESCRIBE HEREIN.